                                                                    EXHIBIT 99.3



                         CMC SECURITIES CORPORATION II
                                   LISTING OF
                    OFFICER'S CERTIFICATES OF THE SERVICERS



                                                                                           DATE OF
                        SERVICER                                                         CERTIFICATE
---------------------------------------------------------------                       -----------------
ABN AMRO Mortgage Group, Inc.                                                             March 1, 2000
Atlantic Mortgage and Investment Corporation                                          February 18, 2000
Bank of America Mortgage, LLC                                                            March 12, 2001
BB&T Financial Corporation (BB&T Mortgage)                                               March 10, 2001
Chase Manhattan Mortgage Corporation                                                     March 30, 2001
Colonial Savings, F.A.                                                                 January 21, 2001
CUNA Mutual Mortgage Corporation                                                         March 21, 2001
Fifth Third Mortgage Co.                                                                  July 10, 1998
First Federal Savings Bank of America                                                               N/A
First Nationwide Mortgage Corporation                                                  January 16, 2001
Firstar Bank, N.A.                                                                       March 16, 2000
GE Capital Mortgage Services, Inc.                                                       March 23, 2001
GMAC Mortgage Corporation                                                                March 31, 2001
M&T Mortgage Corporation                                                              February 26, 1999
Matrix Financial Services Corporation                                                    March 20, 2000
Mitchell Mortgage Corporation                                                         February 11, 2000
Navy Federal Credit Union                                                              January 28, 2000
Old Kent Mortgage Services, Inc.                                                         March 31, 2001
Regions Mortgage                                                                                    N/A
Southwest Bancorp, Inc. (Stillwater National Bank & Trust)                                 April 9,2001
Standard Mortgage Corporation                                                                       N/A
Suntrust Mortgage, Inc.                                                                   March 28,2001
Universal American Mortgage Company                                                      March 10, 2000
Waypoint Bank                                                                        September 25, 2000